Exhibit (n)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

BMO LGM Frontier Markets Equity Fund:

We consent to the use of our report dated October 26, 2015, incorporated by reference herein, for BMO LGM Frontier Markets Equity Fund, and to the reference to our Firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG, LLP

Milwaukee, Wisconsin

December 29, 2015